SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549


                                  FORM 8-K

                               CURRENT REPORT


                  Filed Pursuant to Section 13 or 15(d) of
                    THE SECURITIES EXCHANGE ACT OF 1934


             Date of Report (Date of earliest event reported):

                               July 17, 1995
                               -------------




                           De Tomaso Industries, Inc.
         ---------------------------------------------------------
           (Exact name of registrant as specified in its charter)



     Maryland                 0-2642                   52-0466460
---------------          ------------------       --------------------
(State or other          (Commission File         (IRS Employer
jurisdiction of            Number)                Identification Number)
of incorporation)



       P.O. Box 856 107 Monmouth Street, Red Bank, New Jersey  07701
       -------------------------------------------------------------
                  (Address of principal executive offices)




    Registrant's telephone number, including area code:   (908) 842-7200
                                                       -----------------

ITEM 1.   CHANGES IN CONTROL OF REGISTRANT
          --------------------------------

          See Item 2 below.


ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS
          ------------------------------------

          De Tomaso Industries, Inc. ("DTI") reported on Amendment No.1, dated April 28, 1995 and on Amendment No. 2, dated May 2, 1995, to its Report on Form 10-K for its fiscal year ended December 31, 1994, that the Company had entered into an agreement on April 27, 1995 to acquire the principal subsidiaries and cash of Finprogetti, S.p.A. ("Finprogetti"). On July 17, 1995, the prior agreement was amended and restated and the transaction was consummated, as described below.

          Pursuant to the July 17, 1995 Amended and Restated Stock Purchase Agreement between DTI and Finprogetti (the "Finprogetti Agreement"), Finprogetti transferred to DTI the stock of its subsidiaries, at an agreed value of Lit. 40,933,000,000 in exchange for a maximum of 2,035,786 shares of Common Stock of DTI, having an agreed value of Lit. 20,106.73 per share (U.S. $12.26 per share based on the June 30, 1995 U.S.$-Italian Lira exchange rate.) The value attributed to the Finprogetti subsidiaries and to the DTI Common Stock was determined primarily on the basis of valuations prepared by an international professional services firm. Such professional services firm had no material relationship with the registrant or any of its affiliates, officers or directors or any associates of any such officers and directors. Under the Finprogetti Agreement, the number of shares to be issued to Finprogetti for the Finprogetti subsidiary stock was conditional on the purchase by Finprogetti or third parties of a specified number of shares in DTI before September 30, 1995. Such cash subscriptions were made for 408,008 shares (for approximately $5,000,000) and the number of shares finally issued for the Finprogetti subsidiary stock was reduced to 1,922,652 (approximately 41% of the outstanding shares on the date hereof.) The acquired Finprogetti subsidiaries are primarily engaged in the business of (a) owning, managing and developing real estate properties in Italy, (b) providing turnaround management services, and (c) providing financial services. DTI has determined to discontinue the real estate activities acquired.

          Upon the closing of the Finprogetti Agreement, Alessandro De Tomaso resigned as Chairman of the Board of DTI and transferred all shares of common stock (480,304 shares) of DTI and of preferred stock (1,000,000 shares) of DTI to an individual who transferred such shares to two (2) trusts. One trust sold 703,774 shares to DTI, valued at U.S. $11.27 per share, for specified assets and cash. The other trust owns 776,530 shares of common stock (the unsold preferred shares having been converted to common stock) (approximately 16% of the outstanding shares on the date hereof) and has the right, until June 30, 1998, to require that DTI purchase such shares at U.S. $11.27 per share. Such payment obligation is secured with a Letter of Credit.

          In connection with the closing of the Finprogetti Agreement, Finprogetti, S.p.A. and three (3) Directors of DTI, Messrs. Chase, Tozzi-Condivi and Collini agreed to vote all shares owned or subsequently acquired in favor of a slate of ten (10) directors, five (5) of whom are to be designated by persons who are shareholders or affiliates of Finprogetti, and five (5) of whom were directors of DTI prior to the closing of the Finprogetti Agreement.

          The significant increase in equity of the acquired Finprogetti subsidiaries between December 31, 1994 and June 30, 1995 is primarily the result of the contribution of assets by Finprogetti, S.p.A. to such acquired subsidiaries during such period (see Items 7(a) and (b) below).


ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
          INFORMATION AND EXHIBITS
          -----------------------------------------

          (a)  Audited Financial Statements of Business Acquired.
               -------------------------------------------------

               Combined balance sheets of Finprogetti, S.p.A. entities as of December 31, 1994 and 1993, with notes thereto and the related consolidated statements of operations, owners' equity and cash flows, with notes thereto for each of the two years ended December 31, 1994.

          (b)  Pro Forma Financial Information.  Pro forma condensed
               -------------------------------
consolidated balance sheet as at June 30, 1995, with notes thereto, and pro forma condensed statement of operations for the six months ended June 30, 1995 and the fiscal year ended December 31, 1994.

          (c)  Exhibits.  Exhibit 2.1  Amended and Restated Stock Purchase
               --------   -----------
Agreement dated July 17, 1995 between De Tomaso Industries, Inc. and Finprogetti, S.p.A. with Exhibits A, B, C, and D.

               Exhibit 10.1  Voting Agreement dated July 17, 1995 among
               ------------
Finprogetti, S.p.A. and Messrs. Chase, Tozzi-Condivi and Collini.

               Exhibit 10.2  Agreement dated July 20, 1995 between De
               ------------
Tomaso Industries, Inc. and Pirunico Trustees (Jersey) Limited.

                                 SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 18, 1995               DE TOMASO INDUSTRIES, INC.


                                        By:    /s/ Howard E. Chase
                                           ------------------------------
                                        Name:  Howard E. Chase
                                        Title: Director and President

To the Board of Directors of
Finprogetti S.p.A.

We have audited the accompanying combined balance sheets of those entities of Finprogetti S.p.A. listed in Note 1 as of December 31, 1994 and 1993, and the related consolidated statements of operations, owners' equity and cash flows for each of the two years ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As more fully explained in Note 1 (a) these combined financial statements include the accounts of those entities which were owned directly or indirectly by Finprogetti S.p.A. or its affiliates at December 31, 1994 that are being included in a transaction governed by the Stock Purchase Agreement (dated July 17, 1995) between Finprogetti S.p.A. and De Tomaso Industries Inc., (b) the purchase price adjustments have been reported in the financial statements of the entities included in the combined
financial statements   to reflect the fair value adjustments related  to
the acquisition of such entities by Finprogetti S.p.A. or its affiliates and (c) certain of the combined entities have had material transactions, primarily financing, with Finprogetti S.p.A. and its affiliates on terms determined by Finprogetti S.p.A.

In our opinion, based on our audits, the financial statements referred to above present fairly in all material respects, the combined financial position at December 31, 1994 and 1993 of the entities listed in Note 1, and the combined results of their operations and their cash flows for each of the two years ended December 31, 1994, in conformity with generally accepted accounting principles in the United States of America.


                                        Reconta Ernst & Young


Milan, Italy
September 1, 1995

                                        FINPROGETTI S.p.A.
                     Combined ownership interest in certain entities (Note 1)



                                      COMBINED BALANCE SHEETS
                                   at December 31, 1994 and 1993

                                              ASSETS

                                                           1994           1994           1993
                                                        ----------     -------------------------
                                                        (Thousands           (Millions of
                                                          of US$)            Italian Lire)

Current assets:

    Cash and cash equivalents                                   239            387            211

    Receivables  (Note 3):
       Third parties:
   From financial activities, less allowance of
      Lit. 741 in 1994  and Lit. 457 in 1993                 15,801         25,630         32,174
      From real estate activities                               712          1,155            206

       Related parties:
          From financial activities, less allowance of
            Lire 1,743 in 1994                                2,097          3,401          6,728
          From real estate activities                           125            202            810
                                                             ------         ------         ------
                                                             18,735         30,388         39,918

       Securities held for customers                          1,064          1,726          2,399
       Other current assets                                     305            494            206
                                                             ------         ------         ------
                   Total current assets                      20,343         32,995         42,734

Assets of real estates activities (Note 4)                   24,488         39,719         33,388

Concession right acquired, net of accumulated
   amortization of Lit. 464 in 1994 and Lit. 363
   in 1993                                                    2,928          4,749          4,850

Other assets                                                  1,502          2,435          1,798
                                                             ------         ------         ------
TOTAL ASSETS                                                 49,261         79,898         82,770
                                                             ======         ======         ======









               Exchange rate: Lit. 1,622 = 1 US Dollar as of December 31, 1994

                                   See accompanying notes
                                              6

                                          FINPROGETTI S.p.A.
                     Combined ownership interest in certain entities (Note 1)



                                      COMBINED BALANCE SHEETS
                                   at December 31, 1994 and 1993

                                   LIABILITIES AND OWNERS' EQUITY

                                                               1994          1994            1993
                                                             ---------------------------------------
                                                            (Thousands           (Millions of
                                                              of US$)             Italian Lire)

Current liabilities:

    Bank borrowings (Note 5):
       For financial activities                            9,499        15,408         22,405
       For real estate activities                          2,436         3,951          4,513

    Payables to related parties (Note 6):
       For financial activities                            1,264         2,050          2,325
       For real estate activities                          5,078         8,237         12,758

    Current portion of long-term debt for
       real estate activities (Note 7)                       979         1,588            960

    Payables of financial activities                       5,171         8,387          9,202

    Advances on real estate contracts                        247           400              -

    Advances from customers for securities
       purchased                                           1,064         1,726          2,399

    Accounts payable and accrued expenses                    931         1,510          2,236
                                                         --------      --------       --------
               Total current liabilities                  26,669        43,257         56,798

Long-term debt, for real estate activities,
    less current portion:
        To banks (Note 7)                                  8,968        14,546          6,634
        To relates parties (Note 6)                          925         1,500              -

Termination indemnities                                       37            59            118

Minority interest                                          1,213         1,967          2,118

Owners' equity in the combined entities (Note 1)          11,449        18,569         17,102
                                                         --------      --------       --------
TOTAL LIABILITIES AND OWNERS' EQUITY                      49,261        79,898         82,770
                                                         ========      ========       ========












      Exchange rate: Lit. 1,622 = 1 US Dollar as of December 31, 1994

                           See accompanying notes
                                     7

                                   FINPROGETTI S.p.A.
                Combined ownership interest in certain entities (Note 1)



                            COMBINED STATEMENTS OF OPERATIONS
                      for the years ended December 31, 1994 and 1993

                                                          1994           1994           1993
                                                       ----------    --------------------------
                                                       (Thousands           (Millions of
                                                         of US$)            Italian Lire)

Net revenue
    From financial activities:
       Commissions                                           177           287          1,417
       Interest                                            1,479         2,399          6,255

    From real estate activities                            2,861         4,640          1,972


                                                           4,571         7,326          9,644

Costs and expenses:
    Financial activities:
       Commissions                                            98           159          1,335
       Interest                                              959         1,555          3,280
       Selling, general and administrative                 2,200         3,568          2,435
    expenses
       Other (income) expenses, net                          340           551           (110)

    Real estate activities:
       Cost of real estate sold                            2,515         4,080          1,199
       Interest                                              632         1,025          1,477
       Selling, general and administrative                   379           614          1,111
    expenses
       Other (income) expenses, net                         (120)         (194)           616
                                                         --------      ---------      ---------
                                                           7,003        11,358         11,343
                                                         --------      ---------      ---------
Loss before minority interest                             (2,486)       (4,032)        (1,699)

Minority interest                                            (93)         (151)           (35)
                                                         --------      ---------      ---------
Loss before income taxes                                  (2,393)       (3,881)        (1,664)

Provision for income taxes (Note 8)                           10            16             14
                                                         --------      ---------      ---------
Net loss for the year                                     (2,403)       (3,897)        (1,678)
                                                         ========      =========      =========




      Exchange rate: Lit. 1,622 = 1 US Dollar as of December 31, 1994

                           See accompanying notes
                                     8

                                        FINPROGETTI S.p.A.
                     Combined ownership interest in certain entities (Note 1)



                                 COMBINED STATEMENT OF CASH FLOWS
                           for the years ended December 31, 1994 and 1993

                                                                1994           1994           1993
                                                             -----------    -------------------------
                                                             (Thousands           (Millions of
                                                               of US$)            Italian Lire)

Cash flows from operating activities:
 Net loss                                                     (2,403)         (3,897)       (1,678)

 Adjustments to reconcile net loss to net cash
     Minority interest                                           (93)           (151)          (35)
     Amortization and depreciation                               117             189           206
 Changes in operating assets and liabilities:
     Receivables:   Third parties                              9,092          14,746        32,849
                    Related parties                            2,427           3,935        (6,526)
     Assets of real estate activities                          3,327           5,398          (580)
     Payables for financial activities                          (502)           (815)       (4,485)
     Other assets                                             (1,815)         (2,942)        7,119
     Other liabilities                                        (2,795)         (4,534)         (700)

                 Net cash provided by operating activities     7,355          11,929        26,170

Cash flows from financing activities:


     Proceeds from capital contributions                          80             130             -

     Proceeds from long-term debt - real estate activities       925           1,500             -
     Net changes in bank borrowings                           (4,698)         (7,620)      (10,107)

     Repayment of liabilities to related parties              (2,957)         (4,796)      (15,272)

     Repayment of long-term debt                                (592)           (960)         (857)

                                                             -------         -------       -------
                     Net cash used in financing activities    (7,242)        (11,746)      (26,236)

                                                             -------         -------       -------
Net increase (decrease) in cash and cash equivalents             113             183           (66)
Effect of exchange rates on cash and cash equivalents             (4)             (7)          (11)

Cash and cash equivalents at the beginning of the year           130             211           288

                                                             -------         -------       -------
Cash and cash equivalents at end of the year                     239             387           211

                                                             =======         =======       =======

Supplementary Information:

Income taxes paid                                                 23              37            48

Interest paid                                                  1,766           2,865         4,374
Non cash activities (*)                                        7,723          12,527             -


(*)    In 1994, Finprogetti S.p.A. contributed a combined entity with net assets of Lire 3,027, excluding cash and (b) contributed receivables to one entity in exchange for the assignment of bank loans in the amount of Lire 9,500.











          Exchange rate: Lit. 1,622 = 1 US Dollar as of December 31, 1994

                               See accompanying notes
                                         9

                                FINPROGETTI S.p.A.
             Combined ownership interest in certain entities (Note 1)



                       COMBINED STATEMENTS OF OWNERS' EQUITY
                   for the years ended December 31, 1994 and 1993

                           (In millions of Italian Lire)



                                                                              Foreign
                                                    --------  ------------- -----------   -------

Balances at January 1, 1993:                         17,411        (342)       532        17,601


Forgiveness of indebtedness by shareholders           1,000                                1,000
Translation adjustments                                                        179           179
Net loss for the year 1993                                       (1,678)                  (1,678)

                                                    --------     --------      -----     --------
Balance at December 31, 1993                         18,411      (2,020)       711        17,102


Forgiveness of indebtedness by shareholders           1,986                                1,986
Equity contribution in 1994                           3,157                                3,157
Translation adjustments                                                        221           221
Net loss for the year 1994                                       (3,897)                  (3,897)

                                                     ------      -------       -----      -------
Balance at December 31, 1994                         23,554      (5,917)       932        18,569
                                                     ======      =======       =====      =======

Balance at December 31, 1994 in US$000's (1)         14,522      (3,648)       575        11,449
                                                     ======      =======       =====      ========




    (1) Exchange rate: Lit. 1,622 = 1 US Dollar as of December 31, 1994

                           See accompanying notes
                                     10

                             FINPROGETTI S.p.A.
          Combined Ownership Interest in Certain Entities (Note 1)

                 NOTES TO THE COMBINED FINANCIAL STATEMENTS

                         December 31, 1994 and 1993

    (All amounts in millions of Italian Lire, except as otherwise noted)




1. Background and basis of presentation

Composition of the group and the nature of its business:

The combined financial statements include the accounts of those entities which were owned directly or indirectly by Finprogetti S.p.A. or its affiliates at December 31, 1994 that are to be included in a transaction governed by the Stock Purchase Agreement (dated July 17, 1995) between Finprogetti S.p.A. and De Tomaso Industries, Inc. A summary of these entities is as follows:

-    100% of Finprogetti International Holding S.A.

- 80% of Grand Hotel Bitia S.r.l. (Principal asset consisting of land not currently being developed - See Note 4)

- 100% of Finprogetti Investimenti Immobiliari S.p.A. (which owns 25% of Interim S.p.A.)

- 75.25% of Immobiliare Broseta S.r.l. (67% directly held and 33% held by Interim S.p.A., which was 25% owned by Finprogetti Investimenti Immobiliari S.p.A.)

-    100% of Pastorino Strade S.r.l.

-    100% of Finprogetti Servizi S.p.A.

-    100% of TIM S.r.l.

-    95.5% of Finproservice S.p.A.

The interest in Grand Hotel Bitia S.r.l. was acquired during 1994, the other entities were also owned during 1993.

The entities are engaged in financial activities (principally factoring and lending) and real estate activities.

                             FINPROGETTI S.p.A.
          Combined Ownership Interest in Certain Entities (Note 1)

                 NOTES TO THE COMBINED FINANCIAL STATEMENTS

                         December 31, 1994 and 1993

    (All amounts in millions of Italian Lire, except as otherwise noted)




1. Background and basis of presentation (cont.)

Basis of presentation:

The individual entities included in the combined financial statements maintain their accounting records in order to prepare financial statements for local reporting purposes. Adjustments have been made to such financial statements in order to present the combined financial statements in conformity with generally accepted accounting principles in the United States of America (US GAAP). The nature of the adjustments made are summarized below:

- To change the reporting period closing date of one affiliate from October 31 to December 31.

- To include in the individual entities financial statements the effect of the fair value adjustments related to the acquisition by Finprogetti S.p.A. or its affiliates of those entities that are substantially wholly-owned.

- To adjust the combined financial statements to comply with U.S. GAAP. These adjustments principally include (a) the elimination of revaluation of assets and interest on real estate not being developed and (b) the accounting for deferred income taxes, the shareholders forgiveness of the indebtedness of the combined entities to them, etc.

All significant transactions and balances with entities in the combined financial statements have been eliminated.

Based on the presentation described above the equity section in the accompanying combined balance sheet represents Finprogetti S.p.A.'s basis in the carrying value of the net assets of the combined entities. The three components of equity are (1) the cost of the Finprogetti S.p.A.'s investment in the combined entities (2) the accumulated net losses of the combined entities since dates of their respective acquisition by Finprogetti S.p.A. or its affiliates, and (3) the cumulative translation adjustment of the combined entities since date of acquisition.

As more fully described in Note 4 some of the combined entities have been involved with material transactions, primarily financing transactions, with Finprogetti S.p.A. and its affiliates on terms determined by Finprogetti S.p.A.

                             FINPROGETTI S.p.A.
          Combined Ownership Interest in Certain Entities (Note 1)

                 NOTES TO THE COMBINED FINANCIAL STATEMENTS

                         December 31, 1994 and 1993

    (All amounts in millions of Italian Lire, except as otherwise noted)




2. Significant accounting policies

Cash and cash equivalents: All liquid bank deposits with original terms to maturity of less than three months are considered cash equivalents.

Receivables: The carrying value of receivables arising from financial transactions are based on their original amounts recorded as follows:

- Factoring transactions:

       - Receivables acquired with recourse are recorded at their original face value.
       -  Receivables acquired without recourse are recorded at their
          purchased cost less an   allowance for the estimate of
          uncollectible amounts.

- Lending transactions: Receivables are recorded at their principal amount less the estimate of uncollectible amounts.

Assets of real estate activities: Real estate assets are carried at the lower of cost or their estimated net realizable value. Interest incurred for the development of real estate is capitalized during the periods of development.

Concession rights: Concession rights are recorded at purchase cost. Amortization is computed using the straight line method over the life of the concession agreement (46 years).

Revenue recognition: Sales of real estate are recognized upon transfer of ownership, which normally is the date on which the sales contract is completed and risks of ownership have been transferred to the buyer. Revenue from financial activities, consisting principally of factoring of receivables and lending activities, are recognized on the accrual basis.

Deferred income taxes: Deferred income taxes are accounted for under the liability method and reflect the tax effect of all significant temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements.

Foreign currency transactions: Receivables and payables denominated in foreign currencies are recorded at the exchange rate in effect on the relevant transaction dates. The amount of such receivables and payables are adjusted to current exchange rates as of the balance sheet date, and any resulting gain or loss is recognized as a credit or charge to income.

                             FINPROGETTI S.p.A.
          Combined Ownership Interest in Certain Entities (Note 1)

                 NOTES TO THE COMBINED FINANCIAL STATEMENTS

                         December 31, 1994 and 1993

    (All amounts in millions of Italian Lire, except as otherwise noted)


2. Significant accounting policies (cont.)

Foreign currency translations: The financial statements of the foreign entity are translated into the Italian Lire using the year-end exchange rate for balance sheet items and the average exchange rates for the year for statement of income items. The translation differences resulting from the change in exchange rates from year to year have been reported separately as a component of owner's equity.

Termination indemnities: In accordance with Italian severance pay statutes, employees' benefit are accrued for service to date and are payable immediately upon separation. The termination indemnities calculated in accordance with local civil and labor laws are based on each employee's length of service, employment category and remuneration. The termination liability recorded in the balance sheet is the amount to which the employee would be entitled if the employee separates immediately.

Statements of cash flows: Short-term borrowings arise primarily under the entities' short-term lines of credit with its banks. These short-term obligations are payable on demand. The cash flows from these items are included under the caption "Net change in short-term borrowings" in the combined Statement of Cash Flows.

Information expressed in US Dollars: The combined financial statements are stated in Italian Lire, the currency of the country in which the majority of the combined entities are incorporated and operate. Translations of Lire amounts into US Dollars amounts are included solely for the convenience of the readers and have been made at the rate of Lire 1,622 to one US Dollar, the appropriate rate of exchange at December 31, 1994. Such translation should not be construed as a representation that the Lire amounts could be converted into US Dollars at that or any other rate.


3. Receivables

The average weighted interest rate on receivables from financial activities was 18.5% in 1994 and 1993.

Included in receivables from related parties at December 31, 1994 is an amount of Lire 4,892 for which an allowance of Lire 1,743 was provided in order to reduce it to its estimated net realizable value.

                             FINPROGETTI S.p.A.
          Combined Ownership Interest in Certain Entities (Note 1)

                 NOTES TO THE COMBINED FINANCIAL STATEMENTS

                         December 31, 1994 and 1993

    (All amounts in millions of Italian Lire, except as otherwise noted)



4. Assets of real estate activities

Assets of real estate activities are all held for sale, including those under development. A summary of these assets is as follows:

                                                December 31,
                                                ------------
                                              1994        1993

Building ready for sale                      18,449      22,250
Real estate under development:
  Buildings                                   8,522       8,152
  Industrial areas                            3,109       2,986
Land not currently being developed            9,639           -
                                            --------    --------
                                             39,719      33,388
                                            ========    ========

During 1995 a portion of real estate was sold for an amount of Lire 525. Since management did not forecast any other significant sales of real estate in 1995 all assets of real estate activities have been classified as a non-current asset.

A combined entity (Finprogetti Investimenti Immobiliari S.p.A.) entered into an operating lease contract for a portion of the building ready for sale that expires in 1998 with an annual rent revenue of Lire 1,230 (see
Note 7).

The real estate ready for sale is covered by a mortgage due to financial institutions (See Note 7).

The building and industrial areas under development are mortgaged in favor of a financial institution as a guarantee of a loan of Lire 6,000 granted, but not yet utilized for the development of those assets.

The combined entity that owns the land not currently being developed was acquired by Finprogetti S.p.A. in 1994. This acquisition was consummated by an exchange of a receivable of Finprogetti S.p.A. towards the seller and the assumption of debt of the entity acquired towards the seller. The value of the land (the entity's principal asset) was adjusted to its fair value at the date of acquisition, which approximated the fair value of the consideration given by Finprogetti S.p.A. As part of the acquisition, an option was granted to an entity designated by the seller to acquire it at any time up to June 30, 1996 for Lire 10,600, approximately the carrying value of the land. Management believes that the exercice of such option is not likely to occur.

                             FINPROGETTI S.p.A.
          Combined Ownership Interest in Certain Entities (Note 1)

                 NOTES TO THE COMBINED FINANCIAL STATEMENTS

                         December 31, 1994 and 1993

    (All amounts in millions of Italian Lire, except as otherwise noted)



4. Assets of real estate activities (cont.)

The development of the land has been suspended as the project originally prepared by that entity before acquisition by Finprogetti needs substantial modification in order to comply with the new regional regulations.


5. Bank borrowings

Under lines of credit arrangements with a number of banks the combined entities may borrow up to Lire 19,500. Such credit lines were fully utilized at December 31, 1994. Finprogetti has released letters of patronage of Lire 14,400 and issued guarantees of Lire 5,100 to the banks towards the aggregate amount of Lire 19,500 of lines of credit granted. The lines of credit arrangements do not have termination dates and are periodically reviewed. Amounts outstanding could become payable on demand by the credit institutions. At December 31, 1994 and 1993 the weighted average interest rates for these lines of credit were 10.5% and 11%, respectively.


6. Payables to related parties

All of the payables to related parties, except for one amount, are with Finprogetti S.p.A. and arise principally from financing transactions.

A summary of these payables is as follows:
                                                          December 31,
                                                          ------------
                                                        1994         1993
Current loans without interest:
   Financial activities                                1,662        1,971
   Real estate activities                              7,213       11,000
Current loans bearing annual interest at 13%
   Financial activities                                  388          354
   Real estate activities                                760          762
Current account bearing annual interest at 9%,           264          996
   for real estate activities                        --------     ---------
Total current                                         10,287       15,083
                                                     ========     =========
Long-term loan without interest for real estate
activities                                             1,500
                                                     ========

                             FINPROGETTI S.p.A.
          Combined Ownership Interest in Certain Entities (Note 1)

                 NOTES TO THE COMBINED FINANCIAL STATEMENTS

                         December 31, 1994 and 1993

    (All amounts in millions of Italian Lire, except as otherwise noted)



6. Payables to related parties (cont.)

The above current loans are due at December 31, 1995 and may be renewed upon agreement between the parties.

In 1995 all the loans without interest have been transferred from Finprogetti S.p.A. to De Tomaso Industries, Inc. in connection with the sale agreement dated July 17, 1995.

The current portion of payables to related parties have been presented in the combined balance sheet as follows:
                                                      December 31,
                                                      ------------
                                                    1994        1993
   Financial activities                             2,050       2,325
   Real estate activities                           8,237      12,758
                                                  --------    --------
                                                   10,287      15,083
                                                  ========    ========

The long-term loan of Lire 1,500 is due in 1998 and is subordinated to the full reimbursement of the second mortgage loans transferred from Finprogetti to a combined entity in 1994 (see Note 7).


7. Long-term debt

Long-term debt were all granted by a financial institution, related to the real estate activities, and consisted of the following:

                                                                               December 31,
                                                                               ------------
                                                                               1994      1993

First mortgage  originally Lire  10,000, repayable  quarterly from  1991 to
1999, bearing  annual interest  at variable rates.  (12.2% at December  31,
1994)                                                                          6,634    7,594
Second mortgage,  repayable  quarterly from  March  1996 to  1998,  bearing
interest at variable rates. (11.05% at December 31, 1994)                      2,000        -
Second  mortgage,  repayable quarterly  from  March 1996  to  1998, bearing
interest at variable rates. (11.05% at December 31, 1994)                      7,000        -
Second  mortgage, repayable  in 1995, bearing  interest at  variable rates.
(11.05% at December 31, 1994)                                                    500        -
                                                                             --------  -------
Total                                                                         16,134    7,594
Less current portion                                                          (1,588)    (960)
                                                                              -------   ------
Long-term portion                                                             14,546    6,634
                                                                              ======   =======


                             FINPROGETTI S.p.A.
          Combined Ownership Interest in Certain Entities (Note 1)

                 NOTES TO THE COMBINED FINANCIAL STATEMENTS

                         December 31, 1994 and 1993

    (All amounts in millions of Italian Lire, except as otherwise noted)


7. Long-term debt (cont.)

The three second mortgages were assigned by Finprogetti S.p.A. to a combined entity in 1994. These mortgages, upon assignment, became all payable in 1995. The mortgage of Lire 500 was repaid in 1995. In August 1995, the financial institution agreed to modify the terms of the other two loans as presented in the above tabulation.

The two second mortgages amounting to Lire 9,000 are also secured by a lien on 100% of the shares of a combined entity (Pastorino S.r.l.) and by the assignment to the financial institution of the receivables to be generated from the operating lease described in Note 4.

Maturities of long-term debt over the next five years are as follows:

1995              1,588
1996              4,834
1997              4,998
1998              3,386
1999              1,328
                 ------
                 16,134
                 ======


8. Income taxes

The provision for income taxes of Lire 16 and Lire 14 in 1994 and 1993, respectively, represent the taxes currently payable for those combined entities that generated income for tax purposes. There was no utilization in 1994 and 1993 of the operating loss carryforward because most entities continued to incur operating losses.

Tax years for the Italian entities are open to inspection by the tax authorities from 1989 for income taxes and from 1990 for Value Added Taxes.


One of the combined entities received an assessment in 1993 for a total of Lire 384 million, related to certain non-deductible costs of the year 1987, for which appeal has been made. It is management's opinion, based on experts' advice, that no material liabilities will be incurred by the company in connection with this assessment.

                             FINPROGETTI S.p.A.
          Combined Ownership Interest in Certain Entities (Note 1)

                 NOTES TO THE COMBINED FINANCIAL STATEMENTS

                         December 31, 1994 and 1993

    (All amounts in millions of Italian Lire, except as otherwise noted)



8. Income taxes (cont.)

At December 31, 1994 the combined entities have net operating tax loss carryforwards available to offset future taxable income at the national income tax rate of 36%, which expire as follows:

1995              2,877
1996              1,542
1997                600
1998              1,086
1999              2,977
                  -----
                  9,082
                  =====

At December 31, 1994 and 1993 no deferred taxes have been reported in the combined financial statements because all of the temporary differences gave rise to deferred tax assets which are not likely to be realized. Therefore, a valuation allowance was provided to reduce the deferred tax assets to zero.

The components of the net deferred tax assets and the related valuation allowance is as follows:

                                                           December 31,
                                                        1994        1993
Net operating tax loss carryforwards                   3,360       2,198

Allowance for doubtful accounts                        1,265         177

Other                                                    529         349
                                                      -------    --------
                                                       5,154       2,724

Valuation allowance                                   (5,154      (2,724)
                                                      -------    --------
Net deferred taxes                                         0           0
                                                      =======    ========

9. Commitments

In connection with the requests for early reimbursement of value added taxes, a combined entity, as it is common practice in Italy, provided guarantees to the Italian tax authorities in favor of a Finprogetti S.p.A. affiliate not included in the combined financial statements for an amount of Lire 1,663 and Lire 1,624 at December 31, 1994 and 1993 respectively. In addition, another combined entity provided for a guarantee to a bank in favor of the same related party for Lire 3,200. This guarantee was cancelled in May 1995 when the loan was repaid by the related party.

                             FINPROGETTI S.p.A.
          Combined Ownership Interest in Certain Entities (Note 1)

                 NOTES TO THE COMBINED FINANCIAL STATEMENTS

                         December 31, 1994 and 1993

    (All amounts in millions of Italian Lire, except as otherwise noted)



10. Contingencies

Several of the combined entities are parties to litigation and claims which have arisen in the normal course of business (primarily in the factoring and lending activities of the combined entities) and have not been finally settled. Management is of the opinion, based on advice from its legal advisors, that such litigation and claims will not result in any material liability to the entities.


11.  Financial instruments

Off-balance sheet risks:
-------------------------

One of the combined entities entered into forward foreign exchange contracts with banks to hedge certain foreign exchange transactions. At December 31, 1994 the entity had foreign exchange contracts outstanding of Lire 4,613 at fixed exchange rates to fully hedge risks in German Marks and Eurolire. The contracts generally have fixed maturities with none exceeding three months.

Concentration of credit risks:
------------------------------

Financial instruments that potentially subject the combined entities to significant concentrations of credit risk consist principally of cash deposits and receivables without recourse. Cash deposits are maintained with major banks. At December 31, 1994 and 1993, concentration of credit risk is limited. No individual customer or customers belonging to the same group exceeds 10% of the amount of receivables.

Fair Value of financial instruments:
--------------------------------------

The following methods and assumptions were used by the entities in estimating their fair value disclosures for financial instruments:

- Cash and cash equivalents - The carrying amount reported in the balance sheet for cash and cash equivalents approximates its fair value.

- Long and short-term debt

  - The carrying amounts of the entities' borrowing under their short-term credit arrangements approximate their fair values.
  - The fair values of the entities' debt are estimated using discounted cash flows analyses, based on the entities current borrowing rates for similar types of borrowing arrangements.
  -  Certain related parties loans are non-interest bearing.

                             FINPROGETTI S.p.A.
          Combined Ownership Interest in Certain Entities (Note 1)

                 NOTES TO THE COMBINED FINANCIAL STATEMENTS

                         December 31, 1994 and 1993

    (All amounts in millions of Italian Lire, except as otherwise noted)



11.  Financial instruments (cont.)

- Foreign currency exchange contracts - The fair values of the entities foreign currency exchange contracts are equal to the quoted market prices of comparable contracts.

The estimates of the fair values of the financial instruments of the combined entities at December 31, 1994 are as follows:

                                 Carrying      Fair
                                  amount       value
                                 --------     -------
Cash and cash equivalents           387            387
Bank borrowings                  19,359         19,359
Related parties loans            11,787         10,853
Long-term debt                   16,134         16,134


12. Subsequent Events

Prior to July 17, 1995, the following subsequent events occurred:

- The ownership interests of the combined entities were transferred between entities owned by Finprogetti S.p.A., but the percentage of effective ownership by Finprogetti S.p.A. remained unchanged.

- On April 3, 1995 TIM S.r.l. acquired the TIM trademark from an entity that was previously a related party of TIM for a purchase price of Lire 300.

- Claims for tax reimbursement of Finprogetti S.p.A. amounting to Lire 5,300 were transferred in to a combined entity (Finprogetti
  Investimenti Immobiliari S.p.A.) at a transfer price of Lire 5,150.

On July 17, 1995 the Stock Purchase Agreement between Finprogetti S.p.A. and De Tomaso Industries was effected and Finprogetti's equity interests in the combined entities were transferred to De Tomaso Industries, Inc. in exchange for 2,035,786 shares of De Tomaso Industries, Inc. In addition, as more fully described in Note 6, the non-interest bearing loans of the combined entities payable to Finprogetti S.p.A. were also transferred to De Tomaso Industries, Inc. As part of the purchase agreement Finprogetti S.p.A. will arrange for other investors to invest Lire 15,000 in De Tomaso Industries, Inc. to provide it with additional equity capital and to have an option to invest an additional Lire 5,000.

                             FINPROGETTI S.p.A.
          Combined Ownership Interest in Certain Entities (Note 1)

                 NOTES TO THE COMBINED FINANCIAL STATEMENTS

                         December 31, 1994 and 1993

    (All amounts in millions of Italian Lire, except as otherwise noted)



12. Subsequent Events (cont.)

On July 25, 1995 a combined entity (Finprogetti International Holding S.A.) acquired 100% of the shares of Lita S.p.A., a company that manufactures metal tubes, which has annual sales of approximately Lire 15,500 and net assets of Lire 2,542 for a bargain purchase price of Lire 615.


                            PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                             JUNE 30, 1995

                                              De Tomaso                       Pro Forma
                                             Industries      Finprogetti      Adjustment       Pro Forma
                                                 Inc.          Companies    Debit(Credit)     (Unaudited)
                                           ------------       ----------    ------------       ---------


                                                            (In Millions of Italian Lire)

ASSETS
  Current Assets
     Cash and Cash Equivalents              Lit  4,569        Lit  630            (124)(2)    Lit  8,380
                                                                                (4,900)(2)
                                                                                 8,205(3)
Marketable Securities, at cost                  15,159                                            15,159
  Receivables
     Trade, Net                                 10,592          21,547             (84)(2)        32,055
     Other                                      21,226           5,150             (50)(2)        26,326
  Inventories                                   25,667                          (1,652)(2)        24,015
  Prepaid Expenses and Other                       189           1,196             (12)(2)         1,373
                                                ------          ------                           -------
     Total Current Assets                       77,402          28,523                           107,308
Assets of Real Estate Activities                                39,935                            39,935
Property, Plant and Equipment, Net              12,064                          (5,197)(2)         6,867
Investments and Other Assets                    22,542           7,154             (60)(2)        29,636
Goodwill                                                                         6,855(4)          8,079
                                                                                 1,224(5)

                                               -------          ------                           -------
     TOTAL ASSETS                          Lit 112,008      Lit 75,612                       Lit 191,825
                                               =======          ======                           =======
LIABILITIES AND EQUITY
Current Liabilities
  Advances from Banks                           10,542          15,491                            26,033
  Accounts Payable and Accrued Expenses         28,796           2,252             197(2)         32,075
                                                                                (1,224)(5)
  Payable to Related Parties                                     1,352                             1,352
  Payables of Financial Activities                               7,061                             7,061
  Sundry Payables                                  228             552              10(2)            770
  Current Portion of Long-Term Debt                781           2,959                             3,740
                                                ------          ------                            ------
     TOTAL CURRENT LIABILITIES                  40,347          29,667                            71,031

Long-Term Debt                                  10,722          12,148                            22,870
Deferred Foreign Severance Pay                   7,225              49              96(2)          7,178
Minority Interests                              14,108           1,945                            16,053
Shareholders'/Owners' Equity
  Preferred Stock                                1,453                           1,453(1)
  Common Stock                                   2,988                          (1,453)(1)         7,828
                                                                                  (593)(3)
                                                                                (2,794)(4)
  Additional Paid-In Capital                    47,543                          (7,612)(3)        91,019
                                                                               (35,864)(4)
  Retained Earnings (Deficit)                  (12,378)                                          (12,378)
  Owners' Equity                                               31,803           31,803(4)
  Treasury Stock                                                                11,776(2)        (11,776)
                                                ------         ------                             ------
     TOTAL EQUITY                               39,606         31,803                             74,693
                                                ------         ------                             ------
     TOTAL LIABILITIES AND EQUITY          Lit 112,008     Lit 75,612                        Lit 191,825
                                               =======         ======                            =======


                        NOTES TO PRO FORMA CONDENSED
                         CONSOLIDATED BALANCE SHEET

                               JUNE 30, 1995


 1 To record the conversion of 1,000,000 shares of preferred stock of De Tomaso Industries, Inc. into 1,000,000 shares of common stock as of July 1, 1995.


 2 To record the acquisition of 703,774 shares of common stock of De Tomaso Industries, Inc., as of July 1, 1995, from Alejandro De Tomaso, former Chairman, for Lit 4,900,000,000, the Hotel Roma, S.r.L. and certain other assets. The total value of the net assets transferred (Lit 11,776,000,000) was Lit 1,168,261,823 less than the Lit 12,944,261,823 value assigned to such assets by the Board of Directors of De Tomaso Industries, Inc.


 3 To record the issuance of 408,008 shares of common stock to certain shareholders of Finprogetti S.p.A. in exchange for Lit 8,205,057,180 in cash.


 4 To record the issuance of 1,022,652 shares of common stock to Finprogetti S.p.A. in exchange for its principal net assets with a book value of Lit 31,803,000,000. Based upon the Company's current analysis of the fair value of the assets acquired, the difference between the current value of the shares of De Tomaso Industries issued (Lit 34,658,000,000) and the book value for the net assets acquired (Lit 31,803,000,000) of Lit 6,855,000,000 will be preliminarily accounted for as goodwill.


 5 To record the estimated legal and accounting expenses incurred on the acquisition of the Finprogetti assets.

                                PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                                      SIX MONTHS ENDED JUNE 30, 1995

                                                   De Tomaso                        Pro Forma
                                                  Industries       Finprogetti      Adjustment       Pro Forma
                                                      Inc.           Companies    Debit(Credit)     (Unaudited)
                                                  ----------         ---------    ------------       ---------

                                                                  (In Millions of Italian Lire)

Net Revenue
  From Manufacturing Operations
     Sales                                        Lit 29,466                                        Lit 29,466
     Interest and Other                                1,663                                             1,663
  From Managerial/Financial Activities
     Interest Commissions and Other                                Lit  2,101                            2,101
     From Real Estate Activities                                        1,202                            1,202
                                                      ------            -----                           ------
                                                      31,129            3,303                           34,432

Costs and Expenses
  Manufacturing Operations
     Cost of Products Sold                            26,966                                            26,966
     Selling, General and Administrative
        Expenses                                       5,830                                             5,830
     Interest                                          1,585                                             1,585
     Amortization                                                                          404(1)          404
  Managerial Financial Activities
     Interest Commissions and Other                                     1,928                            1,928
     Selling, General and Administrative
        Expenses                                                          583                              583
     Other (Income) Expense                                              (304)                            (304)
  Real Estate Activities
     Cost of Real Estate Sold                                             502                              502
     Selling, General and Administrative
        Expenses                                                          246                              246
     Interest                                                             908                              908
     Other (Income) Expense                                                79                               79
                                                       -----             ----                           ------
                                                      34,381            3,942                           38,727
                                                      ------            -----                           ------

Income (Loss) Before Minority Interest
  and Income Taxes                                    (3,252)            (639)                          (4,295)
  Minority Interests Share of
     (Income) Loss                                      (259)              22                             (237)
  Provision for Income Taxes                                               (5)                              (5)
                                                       ------            ----                            -----

     Net Income (Loss)                           Lit  (3,511)       Lit  (622)                     Lit  (4,537)
                                                       =====              ===                            =====


     1 To record the current period's amortization of goodwill computed on a straight-line basis over its estimated useful life of ten years.

                                PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                                       YEAR ENDED DECEMBER 31, 1994

                                                   De Tomaso                        Pro Forma
                                                  Industries       Finprogetti      Adjustment       Pro Forma
                                                      Inc.          Companies     Debit(Credit)     (Unaudited)
                                                ------------        ---------     ------------       ---------


                                                                  (In Millions of Italian Lire)

Net Revenue
  From Manufacturing Operations
     Sales                                        Lit 51,994                                        Lit 51,994
     Interest and Other                                6,526                                             6,526
  From Managerial/Financial Activities
     Interest Commissions and Other                                Lit  2,686                            2,686
  From Real Estate Activities                                           4,640                            4,640
                                                     -------            -----                           ------
                                                      58,520            7,326                           65,846
Costs and Expenses
  Manufacturing Operations
     Cost of Products Sold                            46,256                                            46,256
     Selling, General and Administrative
        Expenses                                      10,818                                            10,818
     Interest                                          3,874
     Amortization                                                                          808(1)          808
  Managerial/Financial Activities
     Interest Commissions and Other                                     1,714                            1,714
     Selling, General and Administrative
        Expenses                                                        3,568                            3,568
     Other (Income) Expense                                               551                              551
  Real Estate Activities
     Cost of Real Estate Sold                                           4,080                            4,080
     Selling, General and Administrative
        Expenses                                                          614                              614
     Interest                                                           1,025                            1,025
     Other (Income) Expense                                              (194)                            (194)
                                                       -----           ------                          -------
                                                      60,948           11,358                           73,114
                                                      ------           ------                           ------

Income (Loss) Before Minority Interest
  and Income Taxes                                    (2,428)          (4,032)                          (7,268)
  Minority Interests Share of
     (Income) Loss                                      (810)             151                             (659)
  Provision for Income Taxes                             (39)             (16)                             (55)
                                                      ------           ------                           ------

     Net Income (Loss)                           Lit  (3,277)     Lit  (3,897)                     Lit  (7,982)
                                                       =====            =====                            =====


     1 To record the current period's amortization of goodwill computed on a straight-line basis over its estimated useful life of ten years.